EXHIBIT 99.1

2006 DEFERRED STOCK AGREEMENT

THIS DEFERRED STOCK AGREEMENT (this “Agreement”), which contains the terms and conditions for the shares referred to in the 2006 Deferred Stock Award Letter delivered in hard copy or electronically to Participant (“2006 Award Letter”), is by and between THE WILLIAMS COMPANIES, INC., a Delaware corporation (the “Company”) and the individual identified on the last page hereof (the “Participant”).

1. Grant of Deferred Stock. Subject to the terms and conditions of The Williams Companies, Inc. 2002 Incentive Plan, as amended from time to time (the “Plan”), this Agreement and the 2006 Award Letter, the Company hereby grants an award (the “Award”) to the Participant of       shares effective      (the “Effective Date”). The Award gives the Participant the opportunity to earn the right to receive the number of shares of the Common Stock of the Company shown in the prior sentence, subject to adjustment under the terms of this Agreement. These shares are referred to in this Agreement as the “Deferred Stock.” Until the Participant both becomes entitled to payment of the Deferred Stock under the terms of Paragraph 4 and is paid such shares under the terms of Paragraph 5, the Participant shall have no rights as a stockholder of the Company with respect to the Deferred Stock.

2. Incorporation of Plan. The Plan is hereby incorporated herein by reference and all capitalized terms used herein which are not defined in this Agreement shall have the respective meanings set forth in the Plan. The Participant acknowledges that he or she has received a copy of, or has online access to, the Plan and hereby accepts the Deferred Stock subject to all the terms and provisions of the Plan and this Agreement.

3. Committee Decisions and Interpretations. The Participant hereby agrees to accept as binding, conclusive and final all actions, decisions and/or interpretations of the Committee, its delegates, or agents, upon any questions or other matters arising under the Plan or this Agreement.

4. Entitlement to Payment of Deferred Stock.

(a) Except as otherwise provided in Subparagraphs 4(b) – 4(g) below, the Participant shall become entitled to payment of all shares of the Deferred Stock on the date that is three years after the Effective Date (not including the Effective Date) (the “Maturity Date”), but only if the Participant remains an active employee of the Company or any of its parents, subsidiaries or affiliates through the Maturity Date. For example, if the Effective Date of Participant’s award under this Agreement is March 3, 2006, the Maturity Date will be March 3, 2009.

(b) If a Participant dies prior to the Maturity Date while an active employee of the Company or any of its parents, subsidiaries or affiliates, the Participant shall become entitled to payment of all shares of Deferred Stock at the time of such death.

(c) If a Participant becomes Disabled (as defined below) prior to the Maturity Date while an active employee of the Company or any of its parents, subsidiaries or affiliates, the Participant shall become entitled to payment of all shares of Deferred Stock at the time the Participant becomes Disabled. For purposes of this Subparagraph 4(c), the Participant shall be considered Disabled if he or she (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (B) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer. Notwithstanding the forgoing, all determinations of whether a Participant is Disabled shall be made in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the guidance thereunder.

(d) If the Participant qualifies for Retirement (as defined below) and terminates employment with the Company or any of its parents, subsidiaries or affiliates prior to the Maturity Date due to such Retirement, at the time of such termination, the Participant shall become entitled to payment of a pro rata number of the shares of Deferred Stock as determined in accordance with this Subparagraph 4(d). For purposes of this Subparagraph 4(d), a Participant qualifies for Retirement only if such Participant separates from service, within the meaning of Code Section 409A(a)(2)(A)(i), after attaining age fifty-five (55) and completing at least five (5) years of service with the Company or any of its parents, subsidiaries or affiliates. The pro rata number referred to above shall be determined by multiplying the number of shares of the Deferred Stock subject to the Award by a fraction, the numerator of which is the number of full and partial months in the period that begins the month following the month that contains the Effective Date and ends on (and includes) the date of the Participant’s separation from service, and the denominator of which is the total number of full and partial months in the period that begins the month following the month that contains the Effective Date and ends on (and includes) the Maturity Date.

(e) If a Participant’s employment with the Company or any of its parents, subsidiaries or affiliates terminates prior to the Maturity Date within two (2) years following a Change in Control (as defined below), either voluntarily for Good Reason or involuntarily (other than due to Cause), the Participant shall become entitled to payment of all shares of the Deferred Stock upon such termination. For purposes of this Agreement, Change in Control means an event that qualifies as a Change in Control Event as defined in Section 409A of the Code and guidance thereunder.

(f) If the Participant’s employment with the Company or any of its parents, subsidiaries or affiliates is terminated by the respective employing entity prior to the Maturity Date and the Participant either receives benefits under a severance pay plan or program maintained by the Company or receives benefits under a separation agreement with the Company, the Participant shall become entitled to payment of all shares of Deferred Stock upon such termination.

(g) If the Participant’s employment with the Company or any of its parents, subsidiaries or affiliates is terminated by the respective employing entity prior to the Maturity Date due to a sale of a business or the outsourcing of any portion of a business, the Participant shall become entitled to payment of all shares of Deferred Stock upon such termination, but only if the Company or any of its parents, subsidiaries or affiliates failed to make an offer of comparable employment, as defined by a severance pay plan or program maintained by the Company, to the Participant. For purposes of this Subparagraph 4(g), a Termination of Affiliation shall constitute a termination of employment.

5. Payment of Deferred Stock.

(a) All shares of Deferred Stock that become payable on the Maturity Date pursuant to Subparagraph 4(a) above shall be paid immediately to the Participant, but in any event not later than March 15 of the year immediately following the year in which the Participant became entitled to payment of such shares.

(b) All shares of Deferred Stock that become payable pursuant to Subparagraph 4(b) above due to the Participant’s death shall be paid immediately, but in no event later than March 15 of the year immediately following the year in which the death occurred, to the beneficiary of the Participant under the Plan or, if no beneficiary has been designated, to the Participant’s estate.

(c) All shares of Deferred Stock that become payable pursuant to Subparagraph 4(c) above due to the Participant’s becoming Disabled shall be paid immediately to the Participant, but in no event later than March 15 of the year immediately following the year in which the Participant became Disabled.

(d) All shares of Deferred Stock that become payable pursuant to Subparagraph 4(d) above due to the Participant’s termination of employment that meets the requirements of such Subparagraph shall be paid to the Participant immediately upon such termination of employment, but in no event later than March 15 of the year immediately following the year in which the Participant’s termination of employment occurred; provided, however, that if the Participant was a key employee within the meaning of Code Section 409A(a)(2)(B)(i), payment shall not be made sooner than six (6) months following the date of such termination of employment.

(e) All shares of Deferred Stock that become payable pursuant to Subparagraph 4(e) above due to a Change in Control shall be paid immediately to the Participant, but in no event later than March 15 of the year immediately following the year in which the Participant’s termination of employment occurred; provided, however, that if the Participant was a key employee within the meaning of Code Section 409A(a)(2)(B)(i), payment shall not be made sooner than six (6) months following the date of such termination.

(f) All shares of Deferred Stock that become payable pursuant to Subparagraph 4(f) above due to a termination of employment that meets the requirements of such Subparagraph shall be paid to the Participant immediately upon his or her termination of employment, but in no event later than March 15 of the year immediately following the year in which the Participant’s termination of employment occurred; provided, however, that if the Participant was a key employee within the meaning of Code Section 409A(a)(2)(B)(i), payment shall not be made sooner than six (6) months following the date of such termination.

(g) All shares of Deferred Stock that become payable pursuant to Subparagraph 4(g) above due to the sale of a business or an outsourcing shall be paid to the Participant immediately upon the Participant’s separation of service within the meaning of Code Section 409A(a)(2)(A)(i), but in no event later than March 15 of the year immediately following the year in which such separation of service occurred; provided, however, that if the Participant was a key employee within the meaning of Code Section 409A(a)(2)(B)(i), payment shall not be made sooner than six (6) months following such separation of service.

(h) Deferred Stock that that becomes payable under this Agreement will be paid by the Company by the delivery to the Participant, or the Participant’s beneficiary or legal representative, as soon as practicable, after the Participant is entitled to the payment of Deferred Stock, of one or more certificates (or other indicia of ownership) of Williams Common Stock equal in number to the number of shares of Deferred Stock otherwise payable under this Agreement less the number of shares required to cover minimum statutory withholding requirements. Notwithstanding the foregoing, to the extent permitted by Code Section 409A and the guidance issued by the Internal Revenue Service thereunder, if federal employment taxes become due upon the Participant’s becoming entitled to payment of Deferred Stock, the number of shares of Deferred Stock necessary to cover minimum statutory withholding requirements (and federal income taxes thereon) will be used to satisfy such requirements upon such entitlement.

6. Payment of Dividend Equivalents. If, at anytime, a dividend is paid on the Common Stock of the Company in cash or otherwise, an equivalent amount per share will be paid to the Participant based on the number of shares of Deferred Stock standing in the name of the Participant in the books and records of the Company. Upon conversion of Deferred Stock into Common Stock hereunder, the right to payment of Dividend Equivalents under this provision will cease.

7. Other Provisions.

(a) The Participant understands and agrees that payments under this Agreement shall not be used for, or in the determination of, any other payment or benefit under any continuing agreement, plan, policy, practice or arrangement providing for the making of any payment or the provision of any benefits to or for the Participant or the Participant’s beneficiaries or representatives, including, without limitation, any employment agreement, any change of control severance protection plan or any employee benefit plan as defined in Section 3(3) of ERISA, including, but not limited to qualified and non-qualified retirement plans.

(b) The Participant agrees and understands that, upon payment of shares of Deferred Stock under this Agreement, stock certificates (or other indicia of ownership) issued may be held as collateral for monies he/she owes to Company or any of its parents, affiliated or subsidiary companies or their vendor(s) contracted to provide business tools or services for use by Participant in his or her employment, including but not limited to personal loan(s), Company credit card debt, relocation repayment obligations or benefits from any plan that provides for pre-paid educational assistance.

(c) Except as provided in Subparagraphs 4(b) through 4(g) above, in the event that the Participant’s employment with the Company or any of its parents, subsidiaries or affiliates terminates prior to the Participant’s becoming entitled to payment of the Deferred Stock under this Agreement, such Deferred Stock shall be forfeited.

(d) The Participant acknowledges that this Award and similar awards are made on a selective basis and are, therefore, to be kept confidential.

(e) Neither the Deferred Stock, nor the Participant’s interest in the Deferred Stock, may be sold, assigned, transferred, pledged or otherwise disposed of or encumbered at any time prior to both (i) the Participant’s becoming entitled to payment of the Deferred Stock and (ii) payment of the Deferred Stock under this Agreement.

(f) If the Participant at any time forfeits any or all of the Deferred Stock pursuant to this Agreement, the Participant agrees that all of the Participant’s rights to and interest in the Deferred Stock shall terminate upon forfeiture without payment of consideration.

(g) The Committee shall make determination as to whether an event has occurred resulting in the forfeiture of the Deferred Stock, in accordance with this Agreement, and all determinations of the Committee shall be final and conclusive.

(h) With respect to the right to receive payment of the Deferred Stock under this Agreement, nothing contained herein shall give the Participant any rights that are greater than those of a general creditor of the Company.

(i) The obligations of the Company under this Agreement are unfunded and unsecured. Each Participant shall have the status of a general creditor of the Company with respect to amounts due, if any, under this Agreement.

(j) The parties to this Agreement intend that this Agreement meet the applicable requirements of Code Section 409A and recognize that it may be necessary to modify this Agreement and/or the Plan to reflect guidance under Code Section 409A issued by the Internal Revenue Service.

(k) The Participant shall become a party to this Agreement by accepting the Award either electronically or in writing in accordance with procedures of the Committee, its delegates or agents.

(l) Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time, nor confer upon the Participant the right to continue in the employ of the Company and/or Affiliate.

8. Notices. All notices to the Company required hereunder shall be in writing and delivered by hand or by mail, addressed to The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention: Stock Administration Department. Notices shall become effective upon their receipt by the Company if delivered in the foregoing manner.

THE WILLIAMS COMPANIES, INC.

By:
Robyn L. Ewing
Vice President

Participant:
SSN: